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                                                                   Exhibit 23(a)


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectuses of Union Tank Car Company for the registration of up to $250,000,000 of indebtedness and to incorporation by reference therein of our report dated March 8, 2000, with respect to the consolidated financial statements of Union Tank Car Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP

Chicago, Illinois
May 12, 2000